UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

CNL Retirement Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006, CNL Retirement Properties, Inc., a Maryland corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Health Care Property Investors, Inc., a Maryland corporation (“HCP”) and Ocean Acquisition 1, Inc., a Maryland corporation and a wholly-owned subsidiary of HCP (“Merger Sub”), pursuant to which the Company has agreed to merge (the “Merger”) with and into Merger Sub, with Merger Sub continuing as the surviving corporation.

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock, par value $0.01, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by HCP, Merger Sub, the Company or any of their respective wholly-owned subsidiaries, and any dissenting stockholders), will be converted into the right to receive consideration equivalent in value to approximately $13.50 per share (without interest), consisting of approximately:

•	$11.13 in cash (representing approximately 82% of the total consideration per share); and

•	0.0865 shares of HCP common stock, par value $1.00 per share.

The Company currently has approximately 264.2 million shares of common stock outstanding. HCP will also assume approximately $1.6 billion of the Company’s outstanding debt. The Merger will be fully taxable to the Company’s stockholders (including with respect to the stock component of the merger consideration).

The Merger Agreement has been approved unanimously by the Boards of Directors of both the Company and HCP and by a special committee, comprised entirely of independent directors, of the Board of Directors of the Company.

The Company has made certain customary representations and warranties in the Merger Agreement to HCP and Merger Sub, and has agreed to certain covenants, including, among others, subject to certain exceptions described in the Merger Agreement, an obligation not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into, an alternative transaction (as defined in the Merger Agreement). During the pendency of the Merger, the Company has agreed to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement. The Company will be permitted to pay its regular quarterly dividends through the closing of the Merger.

The Merger is subject to customary closing conditions, including the approval of the Merger by the affirmative vote of a majority of the holders of the Company’s common stock, the absence of a material adverse effect (as defined in the Merger Agreement) on the Company or HCP, the registration of HCP’s shares of

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common stock to be issued in the Merger, and the listing of such shares on the New York Stock Exchange. In addition, the closing of the Merger is contingent upon consummation of the merger contemplated by the Advisor Agreement described below. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both HCP and the Company and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, the Company would be required to pay HCP a termination fee of $107.0 million, and/or the Company and HCP would be required to reimburse the other party for such party’s out-of-pocket costs and expenses up to $3.0 million.

Simultaneously with the execution of the Merger Agreement, HCP entered into a merger agreement (the “Advisor Agreement”) with CNL Retirement Corp., the advisor of the Company (the “Advisor”) and the stockholders of the Advisor, pursuant to which HCP has agreed to acquire the Advisor for shares of HCP common stock valued at approximately $120 million. This transaction was the culmination of an auction process, separate and apart from the auction process conducted by the Company, in which the Advisor and its stockholders, assisted by independent financial and legal advisors, solicited bids from third parties with respect to the sale of the Advisor. The closing of this transaction is subject to customary conditions, including antitrust clearance, the absence of a material adverse effect on the Advisor or HCP, and the listing of the HCP common stock to be issued in the Advisor merger on the New York Stock Exchange. In addition, the closing of the Advisor merger is contingent upon consummation of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and HCP’s press release dated May 2, 2006, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Cautionary Statement

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates and do not purport to be accurate as of the date of this filing. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to

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important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk between the parties where the parties did not have complete knowledge of all facts, instead of establishing such matters as facts. Accordingly, they should not be relied on as statements of factual information. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries.

In connection with the Merger, HCP will file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus for stockholders of the Company and other documents regarding the proposed transaction, and the Company will file with the SEC a proxy statement for stockholders of the Company and other documents regarding the proposed transaction. the Company stockholders are urged to read the proxy statement/prospectus regarding the Merger and any other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Once filed, the registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s website, www.sec.gov. The proxy statement/prospectus will be mailed to the Company stockholders. the Company stockholders also will be able to obtain the proxy statement/prospectus and other documents free of charge at HCP’s website at www.hcpi.com or the Company’s website www.cnlretirement.com/retirementprop/ or by contacting CNL Client Services at 1-800-650-0650.

HCP, the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed Merger. Information regarding HCP’s directors and executive officers is available in HCP’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006, and information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 1, 2006, by and among CNL Retirement Properties Inc., Health Care Property Investors, Inc., and Ocean Acquisition 1, Inc.

99.1	Press Release, dated May 2, 2006, issued by Health Care Property Investors, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the registrant on May 2, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: May 4, 2006

	By:	/s/ Stuart J. Beebe
	Name:	Stuart J. Beebe
	Title:	Chief Executive Officer and President

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